                           ANDREA ELECTRONICS CORPORATION

                        6% CONVERTIBLE NOTE DUE JUNE 10, 2000

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY OTHER APPLICABLE SECURITIES LAWS AND HAVE BEEN ISSUED IN RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH SECURITIES LAWS. THE SECURITIES REPRESENTED BY THIS CERTIFICATE OR ANY SECURITIES ISSUABLE UPON THE CONVERSION HEREOF MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED OTHER THAN (A) TO ANDREA ELECTRONICS CORPORATION (THE "COMPANY") OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO RULE 144 UNDER THE SECURITIES ACT, (C) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT, (D) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, OR (E) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT; EACH HOLDER OF THIS CERTIFICATE AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS SECURITY OR ANY SECURITY ISSUED UPON CONVERSION HEREOF IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY PROPOSED TRANSFER PURSUANT TO CLAUSES (B), (C) OR (D) ABOVE, THE COMPANY MAY REQUIRE THAT THE TRANSFEROR FURNISH IT WITH AN OPINION OF COUNSEL CONFIRMING THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION", AND "UNITED STATES" HAVE THE RESPECTIVE MEANINGS ASSIGNED TO THEM IN REGULATION S UNDER THE SECURITIES ACT.

Certificate No.                                       U.S. $

FOR VALUE RECEIVED, ANDREA ELECTRONICS CORPORATION, a corporation duly organized and existing under the laws of the State of New York (the "Company"), hereby promises to pay to Societe Generale, or registered assigns, the principal sum of $ (or such lesser amount as a result of partial conversions of this Note as set forth on Schedule I hereto) on June 10, 2000, and to pay interest thereon in the manner set forth on the reverse hereof from June 10, 1998 at the rate of 6% per annum until the principal hereof is paid or made available for payment. Reference is hereby made to the further provisions set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth in this place.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed by an officer thereunto duly authorized.

Dated:                           ANDREA ELECTRONICS CORPORATION

                              By:
                              Name:  Patrick D. Pilch
                              Title: Executive Vice President,

                                      Chief Financial Officer

                               - REVERSE OF NOTE -

                           ANDREA ELECTRONICS CORPORATION

                        6% CONVERTIBLE NOTE DUE JUNE 10, 2000

THIS NOTE WAS ISSUED WITH ORIGINAL ISSUE DISCOUNT. FOR INFORMATION AS TO THE ISSUE PRICE, THE AMOUNT OF ORIGINAL ISSUE DISCOUNT, THE ISSUE DATE AND THE YIELD TO MATURITY OF THIS NOTE, THE HOLDER OF THIS NOTE MAY CONTACT THE CHIEF
FINANCIAL OFFICER OF ANDREA ELECTRONICS CORPORATION AT 11-40 45TH ROAD, LONG ISLAND CITY, NEW YORK, NEW YORK 11101.

1. ISSUANCE. This Note is one of a duly authorized issue of Notes of the Company designated as its 6% Convertible Notes Due June 10, 2000 in an aggregate principal amount of $10,753,000.

2. INTEREST. The Company promises to pay interest on the principal amount of this Note at the rate of 6% per annum; provided that the applicable rate of interest on this Note will increase to 17% per annum upon the occurrence of the events described in Section 3 below. Interest on this Note will accrue from June 10, 1998 until payment in full of the principal amount hereof has been made or duly provided for and will be based on the actual number of days and months elapsed and computed on a 360-day year consisting of twelve 30-day months. Interest shall be payable in arrears on the earlier to occur of (i) the date of conversion to Common Stock (as defined in Section 4 below) as provided herein of all or a portion of this Note (if this Note shall be converted in part, then interest only with respect to the portion of this Note so converted shall be payable at such time) and (ii) June 10, 2000 (the "Maturity Date"). Interest on this Note is payable to the holder of this Note registered on the books of the Company (the "Holder") at the option of the Company in the form of either (i) such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts or (ii) the number of full shares of Common Stock which the amount of interest payable would entitle the Holder to acquire based upon a price per share equal to the Conversion Price (as defined in Section 4 below). The Company shall notify the Holder in writing within three (3) business days of the date Notice of Conversion by the Holder is received by the Company or three business days prior to the Maturity Date, as applicable, of the form in which the Company elects to pay accrued interest. In the event the Company fails to timely provide such notice, payments of interest shall be in Common Stock.

3. PRINCIPAL. On the Maturity Date, upon surrender of this Note by the Holder to the Company, the Company shall pay to the Holder the outstanding principal amount hereof in such coin or currency of the United States of America

                                     -A2-

                            ANDREA ELECTRONICS CORPORATION
                        6% CONVERTIBLE NOTE DUE JUNE 10, 2000

as at the time of payment is legal tender for payment of public and private debts, together with accrued interest on such outstanding principal amount as set forth in Section 2 above.

4.  CONVERSION.

     (a)  Conversion  Price;  Amount;  Maximum Share  Issuance.  Subject to this
Section 4, the Holder of this Note has the right to convert this Note, in whole or from time to time in part, into shares of common stock, par value $.50 per share, of the Company (the "Common Stock"). The price at which the Holder may convert this Note (or any portion thereof) into shares of Common Stock (the "Conversion Price") shall be the lesser of (i) $16.125 (the "Maximum Conversion Price") and (ii) the average of the two lowest Closing Prices (as defined below) of the Common Stock during the 30 trading days preceding (but excluding) the Date of Conversion (as defined below). The "Closing Price" with respect to the per share price of Common Stock on any day means the last reported bid price regular way on the American Stock Exchange or, if the Common Stock is not listed or admitted to trading on such Exchange, on the principal national securities exchange on which the Common Stock is listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, on the Nasdaq National Market or, if the Common Stock is not listed or admitted to trading on any national securities exchange or quoted on such national market system, the closing bid price in the over-the-counter market as furnished by any New York Stock Exchange member firm that is selected from time to time by the Company for that purpose. In lieu of any fractional share of Common Stock to which the Holder would otherwise be entitled upon conversion of this Note (or portion thereof), the number of shares of Common Stock issuable upon conversion of this Note shall be rounded up to the nearest whole number. In the case of a dispute as to the calculation of the Conversion Price, the Holder's calculation shall be deemed conclusive absent manifest error.

     The maximum number of shares of Common Stock (the "Maximum Share Issuance") issuable upon conversion of the entire aggregate principal amount of the Notes (including shares of Common Stock which the Company elects to issue in payment of interest as provided in Section 2 hereof) is 2,100,000 (subject to adjustment for stock splits, stock dividends, reclassification or other similar events). As of the date which the Maximum Share Issuance has occurred, the interest rate payable on the remaining unconverted portion of this Note shall permanently increase to 17% per annum.

                                     -A3-

                            ANDREA ELECTRONICS CORPORATION
                        6% CONVERTIBLE NOTE DUE JUNE 10, 2000

     The Holder of this Note shall be entitled to convert this Note into Common Stock at any time beginning on the earlier to occur of (i) 120 days following the date of original issuance of this Note (or any predecessor security) and
(ii) the date that a registration statement covering the resale of the shares of Common Stock issuable upon conversion of the Notes is declared effective by the Securities and Exchange Commission. The last date on which this Note may be converted is three (3) business days prior to the Maturity Date. Subject to the foregoing, the Holder may convert a portion of this Note into Common Stock at any time if the portion converted (exclusive of accrued interest with respect thereto) is equal to or exceeds $10,000.

     Notwithstanding any other provision of this Section 4, as of any date prior to the Maturity Date, the aggregate number of shares of Common Stock into which this Note, all other Notes and all other securities convertible into Common Stock held by the Holder of this Note and its affiliates shall be convertible, together with the shares of Common Stock then beneficially owned (as defined in the U.S. Securities Exchange Act of 1934, as amended) by such Holder and its affiliates (excluding shares of Common Stock otherwise deemed beneficially owned as a result of the convertibility of the Notes held by the Holder or its affiliates), shall not exceed 4.9% of the total outstanding shares of Common Stock as of such date; notwithstanding any other provision of this Note, the foregoing limitation on conversion may not be waived, amended or modified.

     (b) Mechanics of Conversion. To convert this Note (or a portion thereof) the Holder must (i) complete and sign the Notice of Conversion set forth as Exhibit A to this Note (the "Notice of Conversion") and deliver the Notice of Conversion to the Company as herein provided and (ii) on or prior to the date on which delivery of Common Stock is required to be made hereunder, (x) deliver this Note, duly endorsed, to the Company and (y) pay any transfer or similar tax if required. The Holder shall surrender this Note and the Notice of Conversion to the Company (with an advance copy by facsimile of the Notice of Conversion). The date on which Notice of Conversion is given (the "Date of Conversion") shall be deemed to be the date of receipt by the Company of the facsimile of the Notice of Conversion, provided that this Note is received by the Company within five (5) business days thereafter. The Company shall not be obligated to cause the transfer agent for the Common Stock (the "Transfer Agent") to issue certificates evidencing the shares of Common Stock issuable upon such conversion unless either this Note has been received by the Company or, if this Note has been lost, stolen or destroyed, the Holder executes an agreement satisfactory to the Company to indemnify the Company from any loss incurred by it in connection with this Note.

                                     -A4-

                            ANDREA ELECTRONICS CORPORATION
                        6% CONVERTIBLE NOTE DUE JUNE 10, 2000

     The Company shall cause the Transfer  Agent to issue and deliver within two
(2) business days after delivery to the Company of this Note to the Holder of this Note at the address of the Holder on the books of the Company, as contemplated by the Securities Purchase Agreement or as otherwise directed pursuant to the Notice of Conversion, a certificate or certificates for the number of shares of Common Stock to which such Holder shall be entitled as aforesaid. The person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date. Notwithstanding that the Holder is required to deliver this Note, duly endorsed, within five (5) business days after the Date of Conversion, if this Note is not received by the Company within ten (10) business days after the Date of Conversion, the Notice of Conversion shall become null and void.

     Following conversion of this Note, or a portion thereof, the principal, together with the interest payable on this Note, or portion thereof so converted, will be deemed paid in full and satisfied, and such Note or portion thereof will no longer be outstanding. In the event this Note is converted in part, the Company will issue to the Holder a new Note in a principal amount equal to the portion of this Note not converted.

     (c) Reservation of Stock Issuable Upon Conversion. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock or shares of Common Stock held in treasury, or both, solely for the purpose of effecting the conversion of this Note, such number of shares of Common Stock as shall from time to time be sufficient to effect the conversion of the Notes and all other securities of the Company convertible or exchangeable into Common Stock.

     (d)  Adjustment to Maximum Conversion Price.

          (i) If, prior to the conversion of the entire principal amount of this Note, the number of outstanding shares of Common Stock is increased by a stock split, stock dividend of shares of Common Stock or other shares of capital stock, reclassification or other similar event, the Maximum Conversion Price shall be proportionately reduced, or if the number of outstanding shares of Common Stock is decreased by a combination or reclassification of shares or other similar event, the Maximum Conversion Price shall be proportionately increased, in each case, such that the Holder of this Note will have the right to receive upon conversion of this Note the number of shares of Common Stock (or other shares of Capital Stock) of

                                     -A5-

                            ANDREA ELECTRONICS CORPORATION
                        6% CONVERTIBLE NOTE DUE JUNE 10, 2000

the Company (notwithstanding the limitation set forth in the third paragraph of Section 4(a)) which such Holder would have been entitled to receive had the Holder converted this Note immediately prior to such action.

          (ii) If, prior to the conversion of the entire principal amount of this Note, there shall be any merger, consolidation, exchange of shares, recapitalization, reorganization or other similar event (a "Conversion Reclassification Event"), as a result of which shares of Common Stock of the Company shall be changed into the same or a different number of shares of the Company or the same or another class or classes of stock or securities of the Company or another entity, then the Holder of this Note shall thereafter have the right to receive upon conversion of this Note, upon the basis and the terms and conditions specified herein, such shares of stock and/or securities as may be issued or payable with respect to or in exchange for the number of shares of Common Stock immediately theretofore receivable upon the conversion of this Note (irrespective of the limitations set forth in Section 4(a)) had such Conversion Reclassification Event not taken place, and in any such case appropriate provisions shall be made with respect to the rights and interests of the Holder of this Note such that the provisions hereof (including, without limitation, provisions for adjustment of the Maximum Conversion Price and of the number of shares issuable upon conversion of this Note) shall thereafter be applicable, as nearly as may be practicable in relation to any shares of stock or securities thereafter deliverable upon the conversion of this Note. The Company shall not effect any Conversion Reclassification Event unless the resulting successor or acquiring entity (if not the Company) assumes by written instrument the obligation to deliver to the Holder of this Note such shares of stock and/or securities as the Holder of this Note is entitled to receive upon conversion in accordance with the foregoing.

          (iii) In addition to the adjustments set forth above, if the Company distributes to all holders of its Common Stock any of its assets or debt securities or any rights or warrants to purchase securities other than Common Stock, then the Maximum Conversion Price shall be adjusted in such a manner as shall be agreed to by the Company and the Holder as shall fairly preserve the economic rights and benefits of the Holder as contemplated by this Note. In the event that within 15 days of any such event, the Company and the Holder do not reach an agreement as to the appropriate adjustment, the Company shall retain, and pay for, a nationally recognized investment bank or accounting firm to determine the appropriate adjustment as soon as possible, but in any event not later than 45 days from the date of such event.

                                     -A6-

                            ANDREA ELECTRONICS CORPORATION
                        6% CONVERTIBLE NOTE DUE JUNE 10, 2000

          No adjustment shall be required for cash dividends or distributions except to the extent that any such cash dividend or distribution made on any date would, upon payment, cause the aggregate fair market value (as determined in good faith by the Board of Directors, whose determination shall be conclusive) of all such dividends and distributions which have occurred on such date and during the 365-day period immediately preceding such date (other than any dividends or distributions in respect of which an adjustment to the Maximum Conversion Price pursuant to this Section 4(d) had previously been made) exceed the product of (x) .20 times (y) the Closing Price on the record date for such most recent dividend or distribution times (z) the number of shares of Common Stock outstanding on such date.

          (iv) In the event that the Company shall at any time after the date of the issuance of this Note (A) issue shares of Common Stock without consideration (other than in the form of a dividend) or at a price per share less than the Closing Price on the date of issue, (B) issue options, rights or warrants to subscribe for or purchase Common Stock (or securities convertible into Common Stock) without consideration or at a price per share (or having a conversion price per share, if a security convertible into Common Stock) less than the Closing Price of the Common Stock on the date of issue or (C) in the case of securities convertible into Common Stock having a conversion price less than the Closing Price of the Common Stock on the date of conversion, the Maximum Conversion Price to be in effect after the date of such issuance shall be adjusted by multiplying the Maximum Conversion Price in effect immediately prior to the date of such issuance by a fraction, of which the numerator shall be the number of shares of Common Stock outstanding on the date of such issuance plus the number of shares of Common Stock which the aggregate offering price of the total number of shares of Common Stock so to be issued (or the aggregate initial conversion price of the convertible securities so to be issued) would purchase at the Closing Price on the date of such issue and of which the denominator shall be the number of shares of Common Stock outstanding on the date of such issuance plus the number of additional shares of Common Stock to be issued (or into which the convertible securities so to be issued are initially convertible). In case the subscription price for such securities may be paid in a consideration part or all of which shall be in a form other than cash, the value of such consideration shall be as determined in good faith by the Board of Directors of the Company, whose determination shall be conclusive. Such adjustment shall be made successively whenever the date of such issuance is fixed and, in the event that such shares or option, rights or warrants (or portions thereof)

                                     -A7-

                            ANDREA ELECTRONICS CORPORATION
                        6% CONVERTIBLE NOTE DUE JUNE 10, 2000

expire without being issued, the Maximum Conversion Price shall again be adjusted to reflect such occurrence.

          (v) If any adjustment under this Section 4(d) would create a fractional share of Common Stock or a right to acquire a fractional share of Common Stock, such fractional share shall be disregarded and the number of shares of Common Stock issuable upon conversion shall be the next higher number of shares.

5. RANKING. The Notes constitute senior unsecured indebtedness of the Company, rank pari passu in right of payment with other unsubordinated and unsecured indebtedness of the Company and rank senior in right of payment to all subordinated indebtedness of the Company.

6. REGISTERED HOLDER. The Company may for all purposes treat the registered holders on its books and records of this Note as the Holder.

7. DENOMINATIONS. Notes (and any Note issued in exchange, upon transfer or upon conversion) may be issued in a minimum principal amount of $100,000 (or such lesser amount upon a conversion in part of a Note provided such lesser amount represents such Holder's entire holding of Notes).

8.  EVENTS OF DEFAULT.

     (a) An "Event of Default" under this Note occurs if:

          (1) the Company defaults in effecting a conversion of this Note in accordance with the provisions hereof and such default continues for a period of 10 days (which period shall be 60 days in the event that the Company defaults in effecting a conversion of this Note solely as a result of the requirements of the exchange or market on which its Common Stock is then trading to obtain shareholder approval to effect such issuance, and the Company is diligently proceeding to obtain such approval);

          (2) the Company defaults in the payment of the principal of or interest on this Note when the same becomes due and payable;

                                     -A8-

                            ANDREA ELECTRONICS CORPORATION
                        6% CONVERTIBLE NOTE DUE JUNE 10, 2000

          (3) the Company fails to comply in any material respect with any of its agreements in this Note or the provisions of the Securities Purchase
Agreement (the "Securities Purchase Agreement") or the Registration Rights Agreement, each dated as of the date of the original issuance of this Note between the Company and the original Holder of this Note (other than those referred to in clauses (1) and (2) above), and such failure continues for 30 days after the notice specified below (or 75 days in the event that the Company has undertaken in good faith to cure such failure and such failure is reasonably likely to be cured within such period);

          (4) indebtedness of the Company or any subsidiary is not paid within any applicable grace period after maturity or is accelerated by the holders thereof because of a default, the total amount of such indebtedness unpaid or accelerated exceeds $2,500,000 and such default continues for 10 days after the notice specified below;

          (5) the Company or any subsidiary pursuant to or within the meaning of any federal or state bankruptcy, insolvency or other law for the relief of debtors ("Bankruptcy Law"):

               (A)  commences a voluntary case or proceeding;

               (B) consents to the entry of an order for relief against it in an involuntary case or proceeding;

               (C) consents to the appointment of any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law (a "Custodian") of it or for any substantial part of its property; or

               (D) makes a general assignment for the benefit of its creditors;

or takes any comparable action under any foreign laws relating to insolvency;

          (6) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

               (A) is for relief against the Company or any subsidiary in an involuntary case or proceeding;

                                     -A9-

                            ANDREA ELECTRONICS CORPORATION
                        6% CONVERTIBLE NOTE DUE JUNE 10, 2000

               (B) appoints a Custodian of the Company or any subsidiary or for any substantial part of its property; or

               (C) orders the winding up or liquidation of the Company or any subsidiary;

or similar relief is granted under any foreign laws and the order or decree remains unstayed and in effect for 60 days; or

          (7) any final judgment or decree for the payment of money in excess of $2,500,000 (to the extent not covered by insurance) is rendered against the Company or any subsidiary and is not discharged and either (A) an enforcement proceeding has been commenced by any creditor upon such judgment or decree or
(B) there is a period of 60 days following such judgment during which such judgment or decree is not discharged, waived or the execution thereof stayed and, in the case of (B), such default continues for 10 days after the notice specified below.

     The foregoing will constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

     A default under clause (3), (4) or (7) above is not an Event of Default until the Holder of this Note notifies the Company of such default and the Company does not cure such default within the time specified after receipt of such notice. Such notice must specify the default, demand that it be remedied and state that such notice is a "Notice of Default".

     The Company shall deliver to the Holder of this Note, within 30 days after the occurrence thereof, written notice of any event which with the giving of notice, the lapse of time or both would become an Event of Default under clause
(3), (4) or (7) above, its status and what action the Company is taking or proposes to take with respect thereto.

     (b) If an Event of Default (other than an Event of Default specified in clauses (5) or (6) above) occurs and is continuing, the Holder of this Note may declare the principal of and accrued interest on this Note to be immediately due and payable and upon such declaration, such principal and interest shall be due and payable immediately. If an Event of Default specified in clauses (5) or (6) above

                                     -A10-

                            ANDREA ELECTRONICS CORPORATION
                        6% CONVERTIBLE NOTE DUE JUNE 10, 2000

occurs, the principal of and interest on this Note shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Holder of this Note.

9. NO AMENDMENT. No provision of this Note may be amended, altered or modified without the written agreement of the Holder and the Company.

10. NO VOTING RIGHTS. This Note shall not entitle the Holder hereof to any of the rights of a stockholder of the Company, including without limitation, the right to vote, to receive dividends and other distributions, or to attend any meetings of stockholders or any other proceedings of the Company.

11. LOST OR DESTROYED NOTE. If this Note shall be mutilated, lost, stolen or destroyed, the Company shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated Note, or in lieu of or in substitution for a lost, stolen or destroyed Note, a new Note for the principal amount of this Note so mutilated, lost, stolen or destroyed but only upon receipt of evidence of such loss, theft or destruction of such Note, and of the ownership thereof, and indemnity, if requested, all reasonably satisfactory to the Company.

12. SALES IN COMPLIANCE WITH APPLICABLE LAW. The Holder of this Note, by acceptance hereof, agrees that it will not offer, sell or otherwise dispose of this Note or the shares of Common Stock issuable upon conversion hereof except under circumstances which will not result in a violation of the Securities Act of 1933, as amended (the "Securities Act"), or any applicable state blue sky laws relating to the sale of securities and the Holder agrees to provide the Company with such documentation as the Company shall deem necessary in accordance with this Note and the Securities Purchase Agreement to demonstrate that such offer, sale or disposition complies with applicable securities laws.

13. GOVERNING LAW. This Note shall be governed by, enforced under and construed in accordance with the laws of the State of New York, without giving effect to the principles of conflicts of laws thereof.

14. BUSINESS DAY DEFINITION. For purposes hereof, the term "business day" shall mean any day on which banks are generally open for business in the City of New York.

                                     -A11-

                            ANDREA ELECTRONICS CORPORATION
                        6% CONVERTIBLE NOTE DUE JUNE 10, 2000

15. NOTICE. Any notice or other communication required or permitted to be given hereunder shall be given as provided herein or delivered against receipt if to
(i) the Company at 11-40 45th Road, Long Island City, New York 11101;  Facsimile
No.: 718-784-8457, Attention: Executive Vice President, Chief Financial Officer and (ii) the Holder of this Note, to such Holder at its last address as shown on the Note register (or to such other address as any such party shall have furnished to the Company in writing). Any notice or other communication mailed or otherwise delivered shall be deemed given at the time of receipt thereof.

                                     -A12-

                            ANDREA ELECTRONICS CORPORATION
                        6% CONVERTIBLE NOTE DUE JUNE 10, 2000

16.  WAIVER.

     (a) The Company hereby waives presentment for payment, notice of dishonor, protest and notice of protest and, in the event of default hereunder, the Company agrees to pay all costs of collection, including reasonable attorneys' fees.

     (b) Any waiver by the Company or the Holder hereof of a breach of any provision of this Note shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Note. The failure of the Company or the Holder hereof to insist upon strict adherence to any term of this Note on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Note.

Any waiver must be in writing.

17. UNENFORCEABLE PROVISIONS. If any provision of this Note is invalid, illegal or unenforceable, the remaining provisions of this Note shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances.

                                     -A13-

                                                          SCHEDULE I

               REDUCTION OF PRINCIPAL AMOUNT ON CONVERSION

    The following reductions of the principal amount of this Note upon partial conversions thereof have been made:

                     Principal                          Notation Made
                     Amount of     Aggregate Principal  by or on Behalf

Date of Conversion   Reduction     Amount resulting     of Company

------------------   ---------     -------------------  ---------------

------------------   ---------     -------------------  ---------------

------------------   ---------     -------------------  ---------------

------------------   ---------     -------------------  ---------------

------------------   ---------     -------------------  ---------------

------------------   ---------     -------------------  ---------------

------------------   ---------     -------------------  ---------------

------------------   ---------     -------------------  ---------------

------------------   ---------     -------------------  ---------------

------------------   ---------     -------------------  ---------------

------------------   ---------     -------------------  ---------------

                                     -A14-

                            ANDREA ELECTRONICS CORPORATION
                        6% CONVERTIBLE NOTE DUE JUNE 10, 2000

               ANDREA ELECTRONICS CORPORATION - NOTICE OF CONVERSION

                      6% CONVERTIBLE NOTE DUE JUNE 10, 2000

(To be executed by the Holder in order to convert the Note or portion thereof)

The undersigned hereby irrevocably elects to convert [the entire principal amount] [$ principal amount] of Note No. into shares of Common Stock, $.50 par value (the "Common Stock"), of Andrea Electronics Corporation (the "Company") as of the Date of Conversion (which shall be the date of receipt by facsimile by the Company of this Notice of Conversion). If shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates as reasonably requested by the Company or its Transfer Agent. No fee will be charged to the Holder for any conversion, except for transfer taxes, if any.

The undersigned represents and warrants that all offers and sales by the undersigned of the shares of Common Stock issuable to the undersigned upon conversion of the Note shall be made pursuant to registration under the Securities Act or in compliance with an exemption from registration under the Securities Act. The undersigned also represents and warrants that the number of shares of Common Stock to be received upon conversion, together with the shares of Common Stock beneficially owned by the undersigned (and its affiliates) on the Date of Conversion (excluding shares of Common Stock otherwise deemed beneficially owned as a result of the convertibility of such Notes held by the undersigned a its affiliates), do not exceed 4.9% of the outstanding shares of Common Stock of the Company (as set forth in the Company's most recent filing with the Securities and Exchange Commission unless the Company shall notify the Holder that a greater or lesser number of shares is outstanding).

If the stock certificate is to be made out in another person's name, fill in the form below:

     (Print or type other person's name, address and zip code)

 (Insert assignee's U.S. social security or tax identification number, if any)

Conversion calculations:

                                               ------------------
                                               Date of Conversion

                                               ------------------
                                               Applicable Conversion Price

----------------------                         $
Total number of shares                         -------------------
(assuming interest payable                     Accrued Interest

 in shares)

                                               [Name of Holder]

                                       By:
                                      Name:

                                     Title:

                                     -A15-

                            ANDREA ELECTRONICS CORPORATION
                        6% CONVERTIBLE NOTE DUE JUNE 10, 2000

                                  ASSIGNMENT FORM

To assign this Note, fill in the form below:

I or we assign and transfer this Note to

---------------------------------------------------------------
     (Print or type assignee's name, address and zip code)

---------------------------------------------------------------

---------------------------------------------------------------

---------------------------------------------------------------

---------------------------------------------------------------
(Insert assignee's social security or tax identification number, if any)

and irrevocably appoint

agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:

       --------------                           -------------------------
                                               (Sign exactly as your name
                                               appears on the face  of
                                               this Note)

                                    -A16-